UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2014

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10827	22-312218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 802-4000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2014, Par Pharmaceutical Companies, Inc. (the “Company”), a Delaware corporation, Juniper Mergeco, Inc. (“the “Merger Sub”), a Delaware corporation and a newly formed wholly owned subsidiary of the Company, JHP Group Holdings, Inc. (“JHP”), a Delaware corporation and the parent company of JHP Pharmaceuticals, and WP JHP Representative, LLC, as the representative for JHP’s shareholders, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into JHP (the “Merger”), with JHP surviving as a wholly owned subsidiary of the Company.

The purchase price to be paid by the Company pursuant to the Merger Agreement will be equal to $490 million in cash, subject to certain customary working capital adjustments. The Company has obtained commitments for up to $505 million in debt financing to fund the Merger and associated expenses, which are subject to customary conditions.

The Merger Agreement contains customary representations and warranties, and the consummation of the Merger is subject to various conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval of the Merger by JHP’s stockholders. Each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the other party’s representations and warranties (subject to customary qualifications) and the other party’s material compliance with its covenants and agreements contained in the Merger Agreement. The Merger Agreement also contains certain termination rights for the Company and JHP and further provides that under specified circumstances, the Company may be required to pay a $30 million reverse termination fee. The closing of the Merger is expected to occur in the first quarter of 2014.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified entirely by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference. The representations, warranties and covenants in the Merger Agreement were made as of a specified date, are qualified by confidential disclosure schedules, may be subject to a contractual standard of materiality different from what might be viewed as material to investors and may have been used for the purpose of allocating risk among the parties. Accordingly, the representations, warranties and covenants in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company, JHP or any of their respective subsidiaries or affiliates at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

Item 8.01.	Other Events.

On January 21, 2014, the Company issued a press release announcing the Merger, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger dated as of January 17, 2014 by and among Pharmaceutical Companies, Inc., Juniper Mergeco, Inc., JHP Group Holdings, Inc. and WP JHP Representative, LLC.

99.1	Press Release issued by Par Pharmaceutical Companies, Inc. on January 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAR PHARMACEUTICAL COMPANIES, INC.

By:	/s/ Paul V. Campanelli
	Name:	Paul V. Campanelli
	Title:	Chief Executive Officer

	Date:	January 21, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of January 17, 2014 by and among Pharmaceutical Companies, Inc., Juniper Mergeco, Inc., JHP Group Holdings, Inc. and WP JHP Representative LLC.

99.1	Press Release issued by Par Pharmaceutical Companies, Inc. on January 21, 2014.

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